EXHIBIT 24.1

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of First Advantage Corporation, a Delaware corporation (the "Corporation"), hereby constitute and appoint Parker S. Kennedy and Kenneth D. DeGiorgio, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and attorneys-in-fact, and in either or both of them, to sign for the undersigned and in their respective names as directors of the Corporation the Registration Statement on Form S-8 to be filed with the United States Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to the Class A Common Stock, par value $.001 per share, of the Corporation to be offered thereunder, and the undersigned ratify and confirm all acts taken by such agents and attorneys-in-fact, or either or both of them, as herein authorized. This Power of Attorney may be executed in one or more counterparts.


         Date: June 4, 2003        By:             /s/ John Long
                                        --------------------------------------
                                           John Long, Director




         Date: June 4, 2003        By:             /s/ John Lamson
                                        --------------------------------------
                                           John Lamson, Director




         Date: June 4, 2003        By:             /s/ Kenneth D. DeGiorgio
                                        --------------------------------------
                                           Kenneth D. Degiorgio, Director